Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 of PharmaCyte Biotech Inc. for the registration of common stock and to the incorporation by reference therein of our report dated August 9, 2021, relating to the consolidated financial statements, which appears in PharmaCyte Biotech Inc.'s Annual Report on Form 10-K for the year ended April 30, 2021, filed with the Securities and Exchange Commission.

/s/ ArmaninoLLP

Bellevue, Washington

November 5, 2021